Investor Contact:	Linda Hurt
(817) 352-6452

Media Contact:	John Ambler
(817) 867-6407

Burlington Northern Santa Fe Reports
Second Quarter 2009 Results

•	Quarterly earnings were $1.18 per diluted share.
•	Compares to second-quarter 2008 earnings of $1.00 per diluted share, which included a $0.31 per share charge related to environmental matters in Montana.

•	Freight revenues decreased $1.13 billion, or 26 percent, to $3.22 billion compared with the second quarter of 2008.
•	Loads handled decreased 19 percent.
•	Fuel surcharges declined by about $600 million.

•	Operating expenses of $2.52 billion were $1.25 billion, or 33 percent, lower than second quarter 2008.
•	Strong cost controls.
•	Decreased unit volumes.
•	Lower fuel prices decreased fuel expense by about $600 million.

       FORT WORTH, Texas, July 23, 2009 - Burlington Northern Santa Fe Corporation (BNSF) (NYSE: BNI) today reported quarterly earnings of $1.18 per diluted share, compared to second-quarter 2008 earnings of $1.00 per diluted share, which included a $0.31 per share charge related to environmental matters in Montana.

       “BNSF had another strong quarter of cost control in an extremely difficult economic environment,” said Matthew K. Rose, BNSF Chairman, President and Chief Executive Officer.  “We are beginning to see BNSF’s volumes stabilize in our more economic sensitive businesses, and because of our continued focus on productivity combined with our long-term market opportunities, we are well positioned to benefit when the economy recovers.”

       Second-quarter 2009 freight revenues decreased $1.13 billion, or 26 percent, to $3.22 billion compared with $4.35 billion in the prior year. The 26-percent decrease in revenues included a decrease in fuel surcharges of about $600 million. The remaining variance was due to lower unit volumes as a result of the economic downturn, partially offset by improved yields.

       Coal revenues of $875 million were down $27 million, or 3 percent, on flat unit volumes. Agricultural Products decreased $210 million, or 25 percent, to $618 million on lower unit volumes primarily driven by reduced domestic loadings and international grain shipments, partially offset by improved yields. Industrial Products revenues fell $360 million, or 34 percent, to $686 million, which included a decline in unit volumes that was driven by lower demand for construction products and building products and was partially offset by improved yields. Consumer Products revenues declined $535 million, or 34 percent, to $1.04 billion, on lower international intermodal, domestic intermodal and automotive volumes due to economic conditions. Decreased fuel surcharges driven by lower fuel prices also negatively impacted revenues of each of the business units.

       Operating expenses for the second quarter of 2009 declined $1.25 billion, or 33 percent, to $2.52 billion, compared with second-quarter 2008 operating expenses of $3.76 billion. The $1.25 billion reduction was primarily attributable to strong cost controls, decreased unit volumes and lower fuel prices.

       Burlington Northern Santa Fe Corporation’s subsidiary BNSF Railway Company operates one of the largest North American rail networks, with about 32,000 route miles in 28 states and two Canadian provinces. BNSF Railway Company is among the world's top transporters of intermodal traffic, moves more grain than any other American railroad, carries the components of many of the products we depend on daily, and hauls enough low-sulfur coal to generate about ten percent of the electricity produced in the United States. BNSF Railway Company is an industry leader in Web-enabling a variety of customer transactions at www.bnsf.com.

       Burlington Northern Santa Fe Corporation will present additional information on its second quarter earnings in a webcast at 4:30 p.m. Eastern Time July 23, 2009.

    Financial information follows:

Quarterly earnings were $1.18 per diluted share.

   • Compares to a second-quarter 2008 earnings of $1.00 per diluted share which included a $0.31 per share charge related to environmental matters in Montana.

Second quarter operating income for 2009 was $797 million.

   • Compares to second-quarter 2008 operating income of
$714 million which included a $175 million charge related to environmental matters in Montana.

Freight revenues decreased $1.13 billion, or 26 percent, to $3.22 billion compared with the second quarter of 2008.

   • Loads handled decreased 19 percent.

   • Fuel surcharges declined by about $600 million.

Operating expenses of $2.52 billion were $1.25 billion, or 33 percent, lower than second quarter 2008.

   • Strong cost controls.

   • Decreased unit volumes.

   • Lower fuel prices decreased fuel expense by about $600 million.

Burlington Northern Santa Fe Corporation
Consolidated Income Information*
(Dollars in millions, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
Operating revenues
Freight revenues (a)	$3,217	$4,349	$6,529	$8,492
Other revenues	99	129	211	247
Total operating revenues	3,316	4,478	6,740	8,739

Operating expenses
Compensation and benefits	824	951	1,692	1,934
Fuel	509	1,291	1,123	2,336
Purchased services	466	540	944	1,065
Depreciation and amortization	379	349	749	690
Equipment rents	196	223	397	453
Materials and other (b)	145	410	369	672
Total operating expenses	2,519	3,764	5,274	7,150

Operating income	797	714	1,466	1,589
Interest expense (c)	137	140	335	274
Other expense, net	1	5	4	5

Income before income taxes	659	569	1,127	1,310
Income tax expense	255	219	430	505

Net income	$404	$350	$697	$805

Diluted earnings per share	$1.18	$1.00	$2.03	$2.29

Operating ratio (d)	75.2%	83.6%	77.5%	81.3%

* Certain comparative prior period amounts have been adjusted to conform to the current period presentation.

(a) First quarter 2009 includes a $96 million charge related to an unfavorable coal rate case decision.

(b) Second quarter 2008 includes a $175 million increase in expense related to environmental matters in Montana.

(c) The first six months of 2009 includes a net $32 million loss on interest rate hedges and $9 million related to an unfavorable coal rate case decision.

(d) Calculated as total operating expenses less other revenues divided by freight revenues.

Burlington Northern Santa Fe Corporation
Consolidated Balance Sheet Information
(Dollars in millions, except per share amounts)

	June 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$484	$633
Accounts receivable, net	815	847
Materials and supplies	534	525
Current portion of deferred income taxes	409	442
Other current assets	337	218
Total current assets	2,579	2,665

Property and equipment, net	31,744	30,847

Other assets	3,049	2,891

Total assets	$37,372	$36,403

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and other current liabilities	$2,880	$3,190
Long-term debt due within one year	555	456
Total current liabilities	3,435	3,646

Long-term debt	9,283	9,099
Deferred income taxes	8,992	8,590
Pension and retiree health and welfare liability	1,020	1,047
Casualty and environmental liabilities	949	959
Employee separation costs	65	57
Other liabilities	1,777	1,874
Total liabilities	25,521	25,272

Stockholders' equity:
Common stock and additional paid-in capital	7,681	7,636
Retained earnings	13,190	12,764
Treasury stock and other	(9,020)	(9,269)
Total stockholders' equity	11,851	11,131

Total liabilities and stockholders' equity	$37,372	$36,403

Book value per share	$34.86	$32.82
Common shares outstanding (in millions)	340.0	339.2

Burlington Northern Santa Fe Corporation
Consolidated Cash Flow Information*
(in millions)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
Operating activities

Net income	$404	$350	$697	$805
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	379	349	749	690
Deferred income taxes	168	49	258	132
Long-term casualty and environmental liabilities, net	(29)	184	(30)	191
Other, net	(34)	32	15	33
Changes in accounts receivable sales program	-	-	(50)	-
Other changes in working capital	(100)	(223)	(117)	(195)

Net cash provided by operating activities	788	741	1,522	1,656

Investing activities

Capital expenditures	(620)	(574)	(1,082)	(1,042)
Construction costs for facility financing obligation	(18)	(13)	(31)	(17)
Acquisition of equipment pending financing	(170)	(257)	(456)	(430)
Proceeds from sale of assets financed	-	190	368	190
Other, net	(98)	(12)	(96)	(110)

Net cash used for investing activities	(906)	(666)	(1,297)	(1,409)

Financing activities

Net borrowings (payments)	96	155	(155)	585
Dividends paid	(137)	(111)	(273)	(223)
Purchase of BNSF common stock	(8)	(269)	(12)	(642)
Proceeds from stock options exercised	4	44	12	79
Proceeds from facility financing obligation	36	11	51	29
Other, net	1	51	3	76

Net cash used for financing activities	(8)	(119)	(374)	(96)
(Decrease) increase in cash and cash equivalents	(126)	(44)	(149)	151

Cash and cash equivalents:
Beginning of period	610	525	633	330
End of period	$484	$481	$484	$481

*	Certain comparative prior period amounts have been adjusted to conform to the current period presentation.

Burlington Northern Santa Fe Corporation
Operating Statistics*

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009		2008
Revenue Statistics

Cars / units (in thousands)	2,041	2,509	4,169		4,995

Average revenue per car / unit	$1,576	$1,733	$1,589	(a)	$1,700

Average length of haul (miles)	1,110	1,096	1,104		1,091

Revenue ton miles (in millions)	143,703	164,373	292,851		332,309

Freight revenue / thousand GTM	$13.50	$15.58	$13.65	(a)	$15.11

Freight revenue / thousand RTM	$22.39	$26.46	$22.62	(a)	$25.55

Operating / Productivity Statistics

Operating Expense
Gross ton miles (in millions)	238,376	279,060	485,384		561,878

Operating expense / thousand GTM (b)	$10.57	$13.49	$10.87		$12.73

Thousand GTM / average employee	6,320	6,740	12,743		13,728

Compensation
Average employees	37,715	41,404	38,091		40,929

Compensation and benefits / average employee	$21,848	$22,963	$44,417		$47,244

Compensation and benefits / thousand GTM	$3.46	$3.41	$3.49		$3.44

Fuel (c)
GTM / gallon of fuel	816	786	796		781

Gallons of fuel used (in millions)	292	355	610		719

Average price per gallon of fuel (d)	$1.65	$3.51	$1.75		$3.14

Velocity
Locomotive miles per day	310.9	295.7	304.4		299.7

Car miles per day	236.1	202.5	229.7		202.2

*	Certain comparative prior period amounts have been adjusted to conform to the current period presentation.
(a)
2009 coal revenues on a GAAP basis were $1,738 million. However, for comparative purposes the table above excludes (from coal revenues and from the computation of amounts derived therefrom) a first-quarter charge of $96 million related to an unfavorable coal rate case decision.

(b)	Second quarter 2008 includes a $175 million increase in expense related to environmental matters in Montana.
(c)	Fuel statistics are based on locomotive diesel fuel.
(d)	Includes handling, taxes and hedge effect.

Burlington Northern Santa Fe Corporation
Revenue Statistics by Commodity

	Three Months			Six Months
	Ended June 30,		Percent	Ended June 30,			Percent
Revenues (in millions)	2009	2008	Change	2009		2008	Change

Domestic Intermodal	$512	$730	(29.9)%	$1,027		$1,366	(24.8)%
International Intermodal	444	700	(36.6)	906		1,319	(31.3)
Automotive	82	143	(42.7)	156		272	(42.6)
Total Consumer Products	1,038	1,573	(34.0)	2,089		2,957	(29.4)

Coal	875	902	(3.0)	1,834	(a)	1,856	(1.2)
Industrial Products	686	1,046	(34.4)	1,405		1,985	(29.2)
Agricultural Products	618	828	(25.4)	1,297		1,694	(23.4)
Total freight revenue	3,217	4,349	(26.0)	6,625		8,492	(22.0)
Other revenue	99	129	(23.3)	211		247	(14.6)
Total revenues	$3,316	$4,478	(25.9)%	$6,836		$8,739	(21.8)%

Cars/units (in thousands)
Domestic Intermodal	460	539	(14.7)%	918		1,043	(12.0)%
International Intermodal	474	654	(27.5)	971		1,276	(23.9)
Automotive	24	43	(44.2)	45		82	(45.1)
Total Consumer Products	958	1,236	(22.5)	1,934		2,401	(19.5)

Coal	589	589	0.0	1,216		1,223	(0.6)
Industrial Products	282	422	(33.2)	580		825	(29.7)
Agricultural Products	212	262	(19.1)	439		546	(19.6)
Total cars/units	2,041	2,509	(18.7)%	4,169		4,995	(16.5)%

Average revenue per car/unit
Domestic Intermodal	$1,113	$1,354	(17.8)%	$1,119		$1,310	(14.6)%
International Intermodal	937	1,070	(12.4)	933		1,034	(9.8)
Automotive	3,417	3,326	2.7	3,467		3,317	4.5
Total Consumer Products	1,084	1,273	(14.8)	1,080		1,232	(12.3)

Coal	1,486	1,531	(2.9)	1,508	(a)	1,518	(0.7)
Industrial Products	2,433	2,479	(1.9)	2,422		2,406	0.7
Agricultural Products	2,915	3,160	(7.8)	2,954		3,103	(4.8)
Average revenue per car/unit	$1,576	$1,733	(9.1)%	$1,589		$1,700	(6.5)%

Revenue ton miles (in millions)
Domestic Intermodal	12,125	13,907	(12.8)%	23,992		26,702	(10.1)%
International Intermodal	14,959	19,642	(23.8)	29,659		38,638	(23.2)
Automotive	940	1,548	(39.3)	1,733		3,005	(42.3)
Total Consumer Products	28,024	35,097	(20.2)	55,384		68,345	(19.0)

Coal	69,475	68,259	1.8	142,720		140,569	1.5
Industrial Products	21,060	30,144	(30.1)	42,361		58,499	(27.6)
Agricultural Products	25,144	30,873	(18.6)	52,386		64,896	(19.3)
Total revenue ton miles	143,703	164,373	(12.6)%	292,851		332,309	(11.9)%

Freight revenue per thousand ton miles
Domestic Intermodal	$42.23	$52.49	(19.5)%	$42.81		$51.16	(16.3)%
International Intermodal	29.68	35.64	(16.7)	30.55		34.14	(10.5)
Automotive	87.23	92.38	(5.6)	90.02		90.52	(0.6)
Total Consumer Products	37.04	44.82	(17.4)	37.72		43.27	(12.8)

Coal	12.59	13.21	(4.7)	12.85	(a)	13.20	(2.7)
Industrial Products	32.57	34.70	(6.1)	33.17		33.93	(2.2)
Agricultural Products	24.58	26.82	(8.4)	24.76		26.10	(5.1)
Freight revenue per thousand ton miles	$22.39	$26.46	(15.4)%	$22.62		$25.55	(11.5)%

(a) 2009 coal revenues on a GAAP basis were $1,738 million. However, for comparative purposes the table above excludes (from coal revenues and from the computation of amounts derived therefrom) a first-quarter charge of $96 million related to an unfavorable coal rate case decision.

Burlington Northern Santa Fe Corporation
Capital Expenditures*
	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
Capital expenditures (in millions)
Engineering
Rail	$138	$122	$248	$209
Ties	144	107	231	178
Surfacing	78	69	120	109
Other	157	129	265	229
Total engineering	517	427	864	725
Mechanical	25	33	62	69
Other	30	23	58	52
Total replacement capital	572	483	984	846

Information services	24	20	43	43
New locomotive and freight car acquisitions	-	8	-	8
Terminal and line expansion	24	63	55	145
Total capital expenditures	$620	$574	$1,082	$1,042

Track miles of rail laid
Replacement capital	318	251	523	404
Expansion projects	-	10	12	23
Total	318	261	535	427

Cross ties inserted (thousands)
Replacement capital	1,223	839	1,992	1,379
Expansion projects	3	34	13	67
Total	1,226	873	2,005	1,446

Track resurfaced (miles)	5,015	4,128	7,366	6,143

*	Certain comparative prior period amounts have been adjusted to conform to the current period presentation.